Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of July 8, 2024, by and among LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto (the “Lenders”), and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of October 12, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders committed to make certain loans and other financial accommodations to the Borrower upon the terms and conditions set forth therein;
WHEREAS, the Borrower has requested (a) an Incremental Facility in an aggregate principal amount equal to $50,000,000 pursuant to Section 2.16 of the Credit Agreement (the “Revolver Increase”), and (b) certain amendments to the Credit Agreement as set forth herein.
WHEREAS, (a) the Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement and (b) each Lender (each an “Increasing Revolving Lender”) providing any portion of the commitments for the Revolver Increase (the “Specified Revolving Loan Commitments”) is willing to provide its portion of the Specified Revolving Loan Commitments, in each case, on the terms and conditions contained in this Amendment;
NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, the Lenders and the Administrative Agent do hereby agree that the Preamble and Recitals are incorporated into this Amendment in their entirety, and that capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement and further agree as follows:

1.Acknowledgment of Obligations. The Borrower and each other Loan Party hereby acknowledge, confirm and agree that all credit extensions made under the Credit Agreement and the other Loan Documents prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by the Loan Parties to the Administrative Agent and Lenders under the Credit Agreement and the other Loan Documents, are unconditionally owing by the Loan Parties to the Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as such enforceability may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

2.Amendments to Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 4 below, the Credit Agreement is hereby amended as follows:

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(a)Section 1.01 of the Credit Agreement, Defined Terms, is hereby amended by adding the following new definition in proper alphabetical order:
“First Amendment Effective Date” means July 8, 2024.
(b)Section 1.01 of the Credit Agreement, Defined Terms, is hereby amended by amending and restating the definition of “Fee Letter” in its entirety to read as follows:
“Fee Letter” means, together, (i) that certain letter agreement, dated as of June 7, 2023, among the Borrower, the Administrative Agent and the Arranger, and (ii) that certain letter agreement, dated July 8, 2024, among the Borrower, the Administrative Agent and the Arranger.
(c)The first sentence of Section 2.16(a) of the Credit Agreement, Request for Increase, is hereby amended and restated in its entirety to read as follows:
Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Borrower may from time to time after the First Amendment Effective Date, request an increase in the Revolving Facility by an aggregate amount (for all such requests) not exceeding $75,000,000 (an “Incremental Facility”); provided that (i) any such request for an Incremental Facility shall be in a minimum amount of $10,000,000 (or such lesser amount representing all remaining capacity of the Incremental Facility) and (ii) after the First Amendment Effective Date, the Borrower may make a maximum of four (4) such requests.
(d)Schedule 1.01(b), Initial Commitments and Applicable Percentages, of the Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 1.01(b) attached hereto, and the reference to such schedule in the Table of Contents of the Credit Agreement is hereby revised to read “Commitments and Applicable Percentages”.
3.Specified Revolving Loan Commitments.
(a)Subject to the terms and conditions of this Amendment, including without limitation the satisfaction of the conditions to effectiveness specified in Section 4 below (i) the Specified Revolving Loan Commitments shall be provided by the Increasing Revolving Lenders in the amounts set forth on Annex I to this Amendment, (ii) the Revolving Commitment and the Applicable Percentage of each Revolving Lender is hereby updated on the Amendment Effective Date to reflect the Specified Revolving Loan Commitments, and the Revolving Commitments and Applicable Percentages of all Revolving Lenders (after giving effect to the Specified Revolving Loan Commitments) is hereby set forth on Schedule 1.01(b) attached hereto and (iii) the Credit Agreement is hereby amended pursuant hereto to effectuate the foregoing clauses (i) and (ii) in accordance with Section 2.16(f) of the Credit Agreement.
(b)In connection with the Specified Revolving Loan Commitments, the Administrative Agent may make such adjustments between and among the applicable Revolving Lenders and the Borrower as are reasonably necessary to effectuate the Specified Revolving Loan Commitments (including deemed assignments, reallocations and/or deemed repayments and reborrowings of outstanding Revolving Loans) so that after giving effect thereto the Revolving Loans and other outstandings under the Revolving Facility (including L/C Obligations) shall be held pro rata among the Revolving Lenders in accordance with their revised Revolving Commitments and revised Applicable Percentages as set forth in

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Schedule 1.01(b) attached hereto.  Each of the Revolving Lenders (after giving effect to the Specified Revolving Loan Commitments) shall make cash settlements, through the Administrative Agent or directly among such Revolving Lenders, to effectuate such reallocations and assignments as the Administrative Agent shall direct.
(c)Each party hereto agrees that the Specified Revolving Loan Commitments constitute an incurrence of an Incremental Facility under Section 2.16 of the Credit Agreement with the same pricing and maturity of (as well as all other terms and conditions applicable to) the Revolving Facility immediately prior to giving effect to the Specified Revolving Loan Commitments and this Amendment.
4.Amendment Effectiveness; Conditions Precedent. The effectiveness of this Amendment (including, without limitation, the amendments in Section 2 above and providing the Specified Revolving Loan Commitments in Section 3 above), is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Amendment Effective Date”):
(a)receipt by the Administrative Agent of each of the following:
(i)counterparts of this Amendment executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender and the Administrative Agent;
(ii)duly executed copies of any other Loan Documents to be entered into as of the Amendment Effective Date;
(iii)secretary’s certificate dated the Amendment Effective Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority) or a certification of no change since such Organization Documents were most recently delivered to the Administrative Agent, the resolutions of the governing body of each Loan Party with respect to this Amendment and the Revolver Increase, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party;
(iv)opinion of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent;
(v)a certificate executed by a Responsible Officer of the Loan Parties as of the Amendment Effective Date certifying (x) as to the representations and warranties set forth in Section 5(a) and (y) that on a Pro Forma Basis (assuming that the Specified Revolving Loan Commitments are fully drawn and without netting of any cash proceeds thereof in computing Consolidated Senior Secured Net Leverage Ratio), the Borrower is in Pro Forma Compliance with each of the covenants set forth in Section 7.11 of the Credit Agreement (and attaching a proforma Compliance Certificate evidencing the calculations thereof); and
(vi)searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any material portion of the Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

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(b)(i) the Borrower shall have provided to each Lender, and such Lender shall be satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender a Beneficial Ownership Certification in relation to such Loan Party.
(c)The Administrative Agent, the Arranger and the Lenders shall have received all fees owing in connection with this Amendment and the Revolver Increase.
(d)The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of external counsel to the Administrative Agent and the Arranger as required pursuant to Section 11.04(a) of the Credit Agreement (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of Section 9.03(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
5.Representations and Warranties. The Borrower and each other Loan Party hereby represents and warrants with and to the Administrative Agent and the Lenders as follows:
(a)Representations and Warranties. Before and after giving effect to this Amendment (including the Specified Revolving Loan Commitments), (i) the representations and warranties of the Borrower and each other Loan Party contained in Article II or Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.05(a) and (c), and Section 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively, and (ii) no Default or Event of Default has occurred and is continuing.
(b)Authorization; No Contravention. The execution and delivery of this Amendment (and any other Loan Documents executed and delivered in connection herewith) and performance by each Loan Party of this Amendment, the Credit Agreement (as amended hereby) and each other Loan Document executed and delivered in connection herewith to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not

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(i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of in any material respect, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law in any material respect.
(c)Binding Effect. This Amendment has been, and each other Loan Document executed and delivered in connection herewith, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment and the Credit Agreement (as amended by hereby) constitutes, and each other Loan Document executed and delivered in connection herewith when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity..
6.Reserved.
7.Provisions of General Application.
(a)Effect of this Amendment. Except as expressly set forth herein, no other changes or modifications to the Credit Agreement or other Loan Documents, waivers by the Administrative Agent or Lenders of any Default or Event of Default or consent of the Administrative Agent or Lenders to any other transaction are intended or implied hereby, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by the Borrower and the other Loan Parties as of the effective date hereof. No novation shall result from this Amendment. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.
(b)Compliance. The Administrative Agent and the Lenders hereby notify the Loan Parties that, effective from and after the date of this Amendment, the Administrative Agent and the Lenders intend to enforce all of the provisions of the Loan Documents and that the Administrative Agent and the Lenders expect that the Loan Parties will comply in all respects with the terms of the Loan Documents from and after this date.
(c)Costs and Expenses. The Loan Parties shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, the reasonable and documented fees, charges and disbursements of outside counsel for the Administrative Agent and its Affiliates) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment (whether or not the transactions contemplated hereby shall be consummated) and any agreements delivered in connection with the transactions contemplated hereby, all in accordance with the terms and conditions set forth in Section 11.04 of the Credit Agreement.
(d)Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns to the extent such assignees are permitted assignees as provided in Section 11.06 of the Credit Agreement.
(e)Survival of Representations and Warranties. All representations and warranties made hereunder and in any other document delivered pursuant hereto or in connection herewith shall

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survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf.
(f)Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(g)Reviewed by Attorneys. The Borrower and each other Loan Party represents and warrants to the Administrative Agent and the Lenders that it (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and document executed in connection herewith with, such attorneys and other persons as such Loan Party may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.
(h)Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.
(i)Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be signed and transmitted by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties, the Administrative Agent and the Lenders. Notwithstanding the foregoing, Administrative Agent may, in its sole and exclusive discretion, also require delivery of this Amendment, and any amendments or waivers hereto, with an original signature for its records. Without limiting the foregoing provisions of this Section 7(i), the provisions of Section 11.18 of the Credit Agreement shall be applicable to this Amendment.
(j)Entire Agreement. This Amendment, together with all the Loan Documents executed and delivered in connection herewith (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or

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conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.
[Remainder of page intentionally blank; next page is signature page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.
LIGAND PHARMACEUTICALS INCORPORATED,
as the Borrower

By:    /s/ Octavio Espinoza _______________________________
Name:     Octavio Espinoza
Title:     Chief Financial Officer

CYDEX PHARMACEUTICALS, INC.,
as a Guarantor

By: /s/ Octavio Espinoza _______________________________________
Name:     Octavio Espinoza
Title:     Chief Financial Officer

METABASIS THERAPEUTICS, INC.,
as a Guarantor

By: /s/ Octavio Espinoza _______________________________________
Name:     Octavio Espinoza
Title:     Chief Financial Officer

PFENEX INC.,
as a Guarantor

By: /s/ Octavio Espinoza ______________________________________
Name:     Octavio Espinoza
Title:     Chief Financial Officer
[Signature Page to First Amendment to Credit Agreement – Ligand Pharmaceuticals Incorporated]

CITIBANK, N.A., individually as a Lender, an Increasing Revolving Lender and as Administrative Agent
By: /s/ Hiro Ebihara

Name: Hiro Ebihara
Title: Director

[Signature Page to First Amendment to Credit Agreement – Ligand Pharmaceuticals Incorporated]

BANK OF AMERICA, N.A.,
as a Lender and an Increasing Revolving Lender
By: /s/ Kenneth Wong
Name: Kenneth Wong
Title:     Senior Vice President

[Signature Page to First Amendment to Credit Agreement – Ligand Pharmaceuticals Incorporated]

ANNEX I

Specified Revolving Loan Commitments

Increasing Revolving Lender	Specified Revolving Loan Commitment	Applicable Percentage
Citibank, N.A.	$26,666,666.67	53.3333333333%
Bank of America, N.A.	$23,333,333.33	46.6666666667%

Total:	$50,000,000.00	100.000000000%

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SCHEDULE 1.01(b)

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage
Citibank, N.A.	$66,666,666.67	53.3333333333%
Bank of America, N.A.	$58,333,333.33	46.6666666667%

Total:	$125,000,000.00	100.000000000%

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